SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No.        )

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VALIC COMPANY II
(Name of Registrant as Specified in its Charter)

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VALIC COMPANY II

MID CAP GROWTH FUND

2929 ALLEN PARKWAY

HOUSTON, TEXAS 77019

February 25, 2011

Dear Participant:

We are writing to inform you of the recent replacement of the investment sub-adviser responsible for managing the Mid Cap Growth Fund (the “Fund”) of VALIC Company II (“VC II”). The purpose of the Information Statement is to inform you that on October 26, 2010, the Board of Trustees of VC II approved the addition of Columbia Management Investment Advisers, LLC (“CMIA”) as the sub-adviser to the Fund. On December 1, 2010, CMIA began managing the Fund’s assets, replacing the then-current investment sub-adviser, Invesco Advisers, Inc.

The Board of Trustees determined that it was in the best interest of the Fund and in the best interests of shareholders that CMIA be engaged as a sub-adviser to replace the existing sub-adviser. The addition of CMIA as a sub-adviser did not result in any changes to the Fund’s principal investment objective or principal investment strategies as stated in the VC II prospectus, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending this Information Statement, which includes information about the Fund, information about CMIA and the terms of the investment sub-advisory agreement with CMIA.

You are receiving the enclosed Information Statement because you owned interests in the Fund on December 31, 2010. This document is for your information only and you are not required to take any action. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC’s Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

Kurt W. Bernlohr President VALIC Company II

VALIC COMPANY II

MID CAP GROWTH FUND

2929 ALLEN PARKWAY

HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction

You have received this information statement because on December 31, 2010 you owned interests in the Mid Cap Growth Fund (the “Fund”) of VALIC Company II (“VC II”), which were held within a variable annuity or variable life insurance contract, a qualified employer-sponsored retirement plan or an individual retirement account (collectively, the “Contracts”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Trustees (the “Board”) to add Columbia Management Investment Advisers, LLC (“CMIA”) as the sub-adviser to the Fund.

On October 26, 2010, the Board, including a majority of the Trustees who are not “interested persons” of VC II (“Independent Trustees”), as such term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”), approved an investment sub-advisory agreement between CMIA and The Variable Annuity Life Insurance Company (“VALIC”) (the “CMIA Sub-Advisory Agreement”). Under the CMIA Sub-Advisory Agreement, CMIA will provide day-to-day management of the Fund’s assets.

Effective December 1, 2010, CMIA began managing the Fund. Prior to such date, the Fund was sub-advised by Invesco Advisers, Inc. (“Invesco”). Management proposed the replacement of Invesco in an effort to improve the Fund’s performance.

VC II has received an exemptive order (the “Order”) from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval for the change. However, the Board, including a majority of the Independent Trustees, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. Based on the Order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about February 25, 2011, to all participants who were invested in the Fund as of the close of business on December 31, 2010 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

The Adviser and its Responsibilities

VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs one or more sub-advisers who make investment decisions for the Fund. A sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the supervision and review of VALIC, a sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund’s objectives and the applicable performance benchmark.

As the investment adviser to the Fund, VALIC monitors each sub-adviser and compares the Fund’s performance with relevant market indices and other Fund with comparable investment objectives and strategies. VALIC monitors the sub-adviser’s compliance with the policies and procedures of the Fund and of VALIC. In addition, VALIC regularly provides reports to the Board regarding the results of its evaluation and oversight functions. VALIC recommended CMIA after conducting research and performing qualitative and quantitative analyses of other candidate firms, investment processes and styles and long-term performance records before making its final recommendation.

The Fund’s Principal Investment Objective/Investment Strategy

The Fund’s principal investment objective and principal investment strategy did not change as a result of the change in sub-adviser.

The Fund’s principal investment objective is to seek long-term capital appreciation principally through investments in medium capitalization equity securities, such as common and preferred stocks and securities convertible into common stocks. This Fund invests, under normal circumstances, at least 80% of net assets in the equity securities and equity related instruments of medium capitalization companies. Generally, mid-cap companies will include companies whose market capitalizations, at the time of purchase, range from the market capitalization of the smallest company included in the Russell Midcap Index to the market capitalization of the largest company in the Russell Midcap Index during the most recent 12-month period. As of the most recent annual reconstitution of the Russell Midcap Index on June 28, 2010, the market capitalization range of the companies in the Index was $1.3 billion to $14.1 billion.

The Fund invests primarily in common stocks of companies that CMIA believes have the potential for long-term, above-average earnings growth. CMIA combines fundamental and quantitative analysis with risk management in identifying investment opportunities and constructing the Fund’s portfolio. It generally considers, among other factors, (1) overall economic and market conditions; and (2) the financial condition and management of a company, including its competitive position, the quality of its balance sheet and earnings, its future prospects, and the potential for growth and stock price appreciation.

With the change of sub-adviser, the principal investment risks of the Fund changed. CMIA does not invest in derivative securities as a principal investment strategy for the Fund and, thus, “Derivatives Risk” was removed as a principal investment risk. In addition, CMIA may invest Fund assets in convertible securities and small-cap equity securities and may cause the Fund to have more significant investments in a particular sector than the prior sub-adviser and, as a result, “Convertible Securities Risk,” “Small Company Risk,” and “Sector Risk” were added as principal investment risks.

The CMIA Sub-Advisory Agreement

Pursuant to its sub-advisory agreement, CMIA provides an investment program for the Fund and is responsible for the investment and reinvestment of the Fund’s assets. CMIA will select securities for the Fund, subject to VALIC’s supervision and review. They may place trades through brokers of their choosing and will take into consideration the quality of the brokers’ services and execution.

The CMIA Sub-Advisory Agreement provides that CMIA will not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the sub-advisory agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The CMIA Sub-Advisory Agreement also provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The CMIA Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, on at least 60 days’ prior written notice to CMIA, or upon such shorter notice as may be mutually agreed upon by the parities. The CMIA Sub-Advisory Agreement is attached as Exhibit A.

Effective Dates: The effective date of the agreement was December 1, 2010. The Sub-Advisory Agreement was approved for an initial period of two years.

Advisory and Sub-Advisory Fees

For the fiscal year ended August 31, 2010, VALIC earned advisory fees in the amount of 0.74% of the Fund’s average daily net assets, or $1,326,551. The investment advisory agreement between VC II and VALIC (the “Advisory Agreement”) was last approved at a meeting held on August 2-3, 2010. For the same period, VALIC paid sub-advisory fees to Invesco in the amount of $879,568, or 0.49% of the Fund’s average daily net assets. As a result, VALIC retained

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$446,983 of its advisory fee after payment of sub-advisory fees excluding expense reimbursements made to the Fund. VALIC reimbursed Fund expenses in the amount of $557,730 pursuant to contractual expense limitations.

The sub-advisory fee rate payable to CMIA is slightly lower than the sub-advisory fee rate payable to Invesco at current assets levels. If CMIA had served as subadviser for the fiscal year ended August 31, 2010, it would have earned $834,189, which is $45,379 (or 5.16%) lower than the fees actually paid to Invesco.

The Board’s Considerations

At a meeting held on October 25-26, 2010, the Board, including a majority of the Independent Trustees, approved the CMIA Sub-Advisory Agreement. The Board received materials relating to certain factors the Board considered in determining to approve the CMIA Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by CMIA; (2) CMIA’s sub-advisory fee rate compared to the sub-advisory fee rates of a peer group of Fund with similar investment objectives (“Subadvisory Expense Group”), as selected by Lipper, Inc., an independent third-party provider of investment company data; (3) the investment performance of the Fund compared to performance of comparable Fund in its Lipper or Morningstar category (“Performance Group”) and against the Fund’s benchmark (the “Benchmark”) and the investment performance of a comparable fund managed by CMIA against the Fund’s Morningstar category, Benchmark and the Fund’s performance; (4) the costs of services and the benefits potentially to be derived by CMIA, (5) whether the Fund will benefit from possible economies of scale by engaging CMIA as a sub-adviser; (6) the profitability of CMIA; and (7) the terms of the CMIA Sub-Advisory Agreement. In addition to presentations made by members of management at the October 2010 meeting, representatives of CMIA made a presentation to the Board and answered questions posed by the Trustees and by management.

The Independent Trustees were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the CMIA Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive session.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by CMIA. The Board also considered that CMIA’s management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with its investment objectives, policies and restrictions as set forth in the Fund’s prospectus and statement of additional information. The Board considered information provided to them regarding the services to be provided by CMIA. The Board considered the qualifications, background and responsibilities of CMIA’s investment and compliance personnel who would be responsible for providing investment management services to the Fund. The Board took into account the financial condition of CMIA.

The Board noted that the change of sub-adviser from Invesco to CMIA would not result in a change to the Fund’s principal investment objective and considered certain proposed changes to the Fund’s principal investment strategies. The Board, including a majority of the Independent Trustees, concluded that the scope and quality of advisory services to be provided CMIA under the CMIA Sub-Advisory Agreement would be satisfactory.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the Fund’s sub-advisory fee rate compared against the Subadvisory Expense Group. The Board considered that the Fund’s current sub-advisory fee rate payable to Invesco was above the median of the Subadvisory Expense Group and that following the change of subadvisers the Fund’s sub-advisory fee rate payable to CMIA would be at the median of the Subadvisory Expense Group. The Board considered that since the sub-advisory fees for the Fund would decrease VALIC would retain slightly more of its advisory fees, which are remaining the same, and would earn more in fees than what VALIC currently earns as the adviser of the Fund. The Board noted that although VALIC would retain a slightly higher percentage of its advisory fee payable by the Fund, such increase would not materially impact VALIC’s profit margin.

The Board took into account that the sub-advisory fee rate payable to CMIA contains breakpoints. The Board also considered that the sub-advisory fees are paid by VALIC out of the advisory fees it receives from the Fund and that the sub-adviser is not paid by the Fund. The Board concluded that the sub-advisory fees payable to CMIA are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

The Trustees then considered the performance of the Fund. It was noted that the Trustees review regularly detailed performance information about the Fund. It was noted that based on performance presented by management that the Fund had underperformed its Benchmark, the Russell Midcap Growth Index, for the year-to-date, one- and three-year periods ended September 30, 2010. The Trustees also considered the Fund’s performance versus its Morningstar category.

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The Board considered that the performance of a comparable fund managed by CMIA, the Columbia Mid Cap Growth Fund, had outperformed the Benchmark and its Morningstar peer category for the year-to-date, one- and three-year periods ended September 30, 2010.

Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the CMIA Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory and sub-advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis. Because sub-advisory fees are paid by VALIC and not by the Fund, the Trustees determined that the costs of the services to be provided by CMIA and the profitability to CMIA from its relationship with the Fund was not a material factor in their deliberations with respect to consideration of approval of the CMIA Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in CMIA’s management of the Fund was not a material factor in approving the CMIA Sub-Advisory Agreement although the Board noted that the proposed sub-advisory fee rate had breakpoints.

Terms of the CMIA Sub-Advisory Agreement. The Board reviewed the terms of the CMIA Sub-Advisory Agreement, including the duties and responsibilities undertaken by CMIA. It was noted that there were no material differences between the terms of the CMIA Sub-Advisory Agreement and the sub-advisory agreement between VALIC and Invesco. The Board concluded that the terms of the CMIA Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the CMIA Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Trustee may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and their deliberations, the Board, including a majority of the Independent Trustees, concluded that it was in the best interests of the Fund and its shareholders to approve the CMIA Sub-Advisory Agreement.

Information about CMIA

CMIA is a registered investment adviser and a wholly-owned subsidiary of Ameriprise Financial, Inc., which is a financial planning and financial services company that has been offering solutions for clients’ asset accumulation, income management and protection needs for more than 110 years. CMIA’s management experience covers all major asset classes, including equity securities, fixed-income securities and money market instruments. In addition to serving as an investment adviser to mutual Fund, CMIA acts as an investment manager for itself, its affiliates, individuals, corporations, retirement plans, private investment companies and financial intermediaries.

CMIA is the investment adviser for three other mutual fund(s), which have similar investment objectives, strategies and policies as the Fund. CMIA did not waive or reimburse any advisory fees with respect to the comparable funds.

Fund Name	Assets as of 12/31/10 (in millions)	Advisory Fee Rate (as a % of net assets)
Columbia Mid Cap Growth Fund	$1,455	First $500M – 0.82% Next $500M – 0.75% Next $500M – 0.72% Over $1.5B – 0.67%

Columbia Mid Cap Growth Fund, Variable Series	$32	0.650%

Columbia Mid Cap Growth Opportunity Fund	$1,170

First $1.0B – 0.700%

Next $1.0B – 0.675%

Next $1.0B – 0.650%

Next $3.0B – 0.625%

Next $1.5B – 0.600%

Next $2.5B – 0.575%

Next $5.0B – 0.550%

Next $9.0B – 0.525%

Next $26.0B – 0.500%

Over $50.0B – 0.475%

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Please see Appendix 1 for a chart listing the principal executive officers and directors of CMIA and their principal occupations. The business address of each officer and director is 100 Federal Street, Boston, MA 02110.

Other Service Agreements

VC II has entered into service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide the Fund with transfer agency services and legal/accounting/administrative services, respectively. Transfer agency services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2010, the Fund paid VALIC $2,447 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $125,155 for legal, accounting and administrative services.

In addition, VC II has entered into a Shareholder Services Agreement with VALIC (the “Service Agreement”) for the provision of record keeping and shareholder services to contract owners and participants. Under the terms of the Service Agreement, VALIC receives from the Fund, an annual fee of 0.25% on average daily net assets, which for the fiscal year ended August 31, 2010 was $446,983.

SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc., the Fund’s underwriter, is located at 2929 Allen Parkway, Houston, Texas 77019.

Additional Information about the Sub-Advisers

CMIA is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with CMIA or its affiliates since the beginning of the Fund’s most recent fiscal year.

Brokerage Commissions

The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2010.

ANNUAL REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

•	write to:

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.

OWNERSHIP OF SHARES

As of the Record Date, there were 20,094,564 shares of the Fund outstanding. VALIC and its separate accounts are the record owners of all of the Fund’s shares. To VALIC’s knowledge, no person owns a Contract for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

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Appendix 1

Executive Officers and Directors of CMIA

Name	Position with CMIA and Principal Occupation

William F. Truscott	Chairman of the Board since May 2010; (previously President, Chairman of the Board and Chief Investment Officer from 2001 to April 2010) (2001); Chief Executive Officer, U.S. Asset Management & President, Annuities, Ameriprise Financial, Inc. since May 2010 (previously President – U.S. Asset Management and Chief Investment Officer from 2005 to April 2010, and Senior Vice President – Chief Investment Officer, from 2001 to 2005); Director, President and Chief Executive Officer, Ameriprise Certificate Company since 2006; Director, Columbia Management Investment Distributors, Inc. since May 2010 (previously Chairman of the Board and Chief Executive Officer from 2008 to April 2010); Chairman of the Board and Chief Executive Officer, RiverSource Distributors, Inc. since 2006.

Michael A. Jones	President and Director since May 2010; President and Director, Columbia Management Investment Distributors, Inc. since May 2010; Vice President, RiverSource Funds, since 2010; Manager, Chairman, Chief Executive Officer and President, Columbia Management Advisors, LLC from 2007 to April 2010; Chief Executive Officer, President and Director, Columbia Management Distributors, Inc. from November 2006 to April 2010; previously, co-president and senior managing director at Robeco Investment Management.

Colin Moore	Director and Chief Investment Officer since May 2010; Manager, Managing Director and Chief Investment Officer of Columbia Management Advisors, LLC from 2007 to April 2010; Head of Equities, Columbia Management Advisors, LLC from 2002 to 2007.

Brian J. McGrane	Director, Senior Vice President and Chief Financial Officer of CMIA.

Scott R. Plummer	Vice President, Assistant Secretary and Chief Legal Officer of CMIA since 2005; Vice President and Lead Chief Counsel – Asset Management, Ameriprise Financial, Inc. since May 2010 (previously Vice President and Chief Counsel – Asset Management, from 2005 to April 2010, and Vice President – Asset Management Compliance from 2004 to 2005); Vice President, Chief Counsel and Assistant Secretary, Columbia Management Investment Distributors, Inc. since 2008; Vice President, General Counsel and Secretary, Ameriprise Certificate Company since 2005; Chief Counsel, RiverSource Distributors, Inc. since 2006; Vice President, General Counsel and Secretary, RiverSource Funds, since December 2006; Senior Vice President, Secretary and Chief Legal Officer, Columbia Funds, since May 2010.

Linda J. Wondrack	Vice President and Chief Compliance Officer since May 2010; Vice President, RiverSource Funds, since May 2010; Director (Columbia Management Group, LLC and Investment Product Group Compliance), Bank of America, from June 2005 to April 2010.

Appendix 1

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 1st day of December, 2010, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, hereinafter referred to as the “SUB-ADVISER.”

VALIC and the SUB-ADVISER recognize the following:

(a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b) VALIC is engaged as the investment adviser of VALIC Company II, an investment company organized under the laws of Delaware as a business trust (“VC II”), pursuant to an Investment Advisory Agreement between VALIC and VC II. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC II currently consists of fifteen portfolios (“Fund”):

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

High Yield Bond Fund

International Small Cap Equity Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Money Market II Fund

Small Cap Growth Fund

Small Cap Value Fund

Socially Responsible Fund

Strategic Bond Fund

In accordance with VC II’s Agreement and Declaration of Trust (the “Declaration”), new Fund may be added to VC II upon approval of the Board of Trustees (the “Board”) without the approval of Fund shareholders. This Agreement will apply only to Fund set forth on the attached Schedule A, and any other Fund as may be added or deleted by amendment to the attached Schedule A (“Covered Fund”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER will, subject to the supervision and review of VALIC and the Board and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), the Declaration, VC II’s Bylaws (the “Bylaws”), each Covered Fund’s registration statement, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the Board, as most recently provided by VALIC to SUB-ADVISER:

(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

Without limiting the foregoing, the SUB-ADVISER represents and warrants to VALIC that all of, or to the extent applicable the portion of, the assets which it manages of the Covered Fund(s) set forth in Schedule A will at all times be operated and managed in compliance with (a) all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Covered Fund to be treated as a “regulated investment company” under Subchapter M; (c) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code so as not to jeopardize the treatment of the variable annuity contracts that offer the Covered Fund as annuity contracts for purposes of the Code; (d) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code; (e) the provisions of the 1940 Act and rules adopted thereunder; (f) the objectives, policies, restrictions and limitations for the Covered Fund as set forth in the Covered Fund’scurrent prospectus and statement of additional information as most recently provided by VALIC to the SUB-ADVISER; and (g) the policies and procedures as adopted by the Board, as most recently provided by VALIC to the SUB-ADVISER. The SUB-ADVISER further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for shares of the Covered Fund, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the SUB-ADVISER expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

VALIC agrees that SUB-ADVISER shall manage the portion of the assets of a Covered Fund allocated to it as if it was a separate operating fund, unless instructed otherwise in writing from VALIC, and shall comply with the representations and warranties stated in this Section (including, but not limited to, the investment objectives, policies and restrictions applicable to a Covered Fund and qualifications of a Covered Fund as a regulated investment company under the Code) with respect to the portion of assets of a Covered Fund allocated to SUB-ADVISER.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by the SUB-ADVISER will be provided for information purposes only.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain best execution for the Covered Fund(s). Subject to policies and procedures that may be adopted by the Board and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research products or services, including statistical data, to the SUB-ADVISER. Furthermore, on occasions when the SUB-ADVISER deems the purchase or sale of a security to be in the best interest of one or more of the Covered Fund(s) as well as other clients of the SUB-ADVISER, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Covered Fund(s) and to such other clients. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, to the extent permitted by law. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the SUB-ADVISER in the manner the SUB-ADVISER determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Covered Fund(s) and to such other clients. VALIC hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the Board regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their reasonable written request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the Board such periodic and special reports as VALIC and the Board may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information belonging to VALIC or VC II obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board have authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC II to others or is or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services.

VALIC will not disclose or use any records or information belonging to the SUB-ADVISER obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if the SUB-ADVISER has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities.

Should VALIC at any time make a determination as to an investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided the SUB-ADVISER shall be given a reasonable period of time to consider such determination and implement any changes to its policies and procedures as necessary and provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of the Covered Fund(s). The money and investments will be held by the Custodian of the Covered Fund(s). The SUB-ADVISER will arrange for the transmission to the Custodian for the Covered Fund(s), on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of the Covered Fund(s) (i) to pay cash for securities and other property delivered to the Custodian for the Covered Fund(s) (ii) to deliver securities and other property against payment for the Covered Fund(s), and (iii) to transfer assets and Fund to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or VC II other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement. VALIC and the SUB-ADVISER acknowledge that VC II will be ultimately responsible for all brokerage commissions, taxes, custodian fees and other transaction-related fees incurred on behalf of the Covered Fund(s).

The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser of the Covered Fund(s) or other series of VC II, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investment companies that are under common control with VC II, concerning transactions of the Covered Fund(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the 1940 Act.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. The fee shall accrue daily and be paid monthly in arrears. Schedule A may be amended from time to time, by written agreement executed by both Parties, provided that amendments are made in conformity with applicable laws and regulations and the Declaration. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in the Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty (30) days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

3.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever the Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available Fund for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, Trustees, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund(s) complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC II with a copy of such code of ethics together with evidence of its adoption.

(c) The SUB-ADVISER has provided VALIC and VC II with a copy of its Form ADV Part II and will promptly after making any material amendment to its Form ADV Part II, furnish a copy of such amendment to VALIC.

The SUB-ADVISER does not warrant that the portion of the assets of any Covered Fund managed by SUB-ADVISER will achieve any particular rate of return or that its performance will match that of any benchmark index or other standard or objective.

VALIC represents, warrants, and agrees as follows:

(a)	VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	VALIC has the authority under the Investment Advisory Agreement between VALIC and VC II to delegate some or all of its responsibilities to one or more sub-advisers and the delegation to the SUB-ADVISER under this Agreement is authorized by and consistent with the grant of authority in that Investment Advisory Agreement.

5.	Term of Agreement

This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC II’s Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC II’s Board of Trustees or a majority of that Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II’s Board of Trustees or by vote of a majority of that Covered Fund’s outstanding voting securities on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on at least 60 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ, delegate or associate with itself any affiliated or unaffiliated person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

The SUB-ADVISER agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund(s)’s property and will be surrendered promptly to the Covered Fund(s) or VALIC upon reasonable written request. The SUB-ADVISER agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Covered Fund(s)’s auditors, the Covered Fund(s) or any representative of the Covered Fund(s), VALIC, or any governmental agency or other instrumentality having regulatory authority over the Covered Fund(s).

VALIC has herewith furnished the SUB-ADVISER copies of VC II’s Prospectus, Statement of Additional Information, Agreement and Declaration of Trust as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC II in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of VC II or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and VC II as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

VALIC agrees that the SUB-ADVISER may use the name of VALIC or VC II in any material that merely refers in accurate terms to the appointment of the SUB-ADVISER hereunder.

7.	Liability of the SUB-ADVISER

(a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the SUB-ADVISER (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER), the SUB-ADVISER shall not be subject to liability to VC II, the Covered Fund, or to any shareholder of the Covered Fund for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, VALIC shall indemnify the SUB-ADVISER (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the SUB-ADVISER) (collectively, the “Indemnified Parties”) from any liability arising from (i) the SUB-ADVISER’s conduct under this Agreement, (ii).VALIC being in material breach of any duty, warrant or obligation hereunder or inaccuracy of any representation or (iii) VALIC’s willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties hereunder or its reckless disregard of its obligations and duties under this Agreement

(b) The SUB-ADVISER agrees to indemnify and hold harmless VALIC and its affiliates and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which VALIC or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, arising out of or resulting from any disabling conduct on the part of the SUB-ADVISER, including but not limited to any material failure by the SUB-ADVISER to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement which arise out of or result from the SUB-ADVISER’s disabling conduct; provided, however, that in no case is the SUB-ADVISER’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

(c) The SUB-ADVISER shall not be liable to VALIC for (i) any acts of VALIC or any other subadviser to the Covered Fund(s) with respect to the portion of the assets of the Covered Fund(s) not managed by SUB-ADVISER and (ii) acts of the SUB-ADVISER which result from acts of VALIC, including, but not limited to, a failure of VALIC to provide accurate and current information with respect to any records maintained by VALIC or any other subadviser to a Covered Fund, which records are not also maintained by or otherwise available to the SUB-ADVISER upon reasonable request. VALIC shall indemnify the Indemnified Parties from any liability arising from the conduct of VALIC and any other subadviser with respect to the portion of a Covered Fund’s assets not allocated to SUB-ADVISER.

8.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

9.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

10.	Force Majuere

Neither party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or negligence of the offending party and could not have been reasonably prevented by the offending party through back-up systems and other business continuation and disaster recovery procedures commonly employed by other SEC-registered investment advisers that meet reasonable commercial standards in the investment company industry. Such causes may include, but are not restricted to, Acts of God or of the public enemy, terrorism, acts of the State in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions, and freight embargoes.

11.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:

Attn: Nori L. Gabert, Esq.

2929 Allen Parkway

Houston, Texas 77019

If to SUB-ADVISER:

Attn: John Cislo, Director

Columbia Management

One Financial Center

Boston, Massachusetts 02111

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/S/ KURT W. BERNLOHR
Name:	Kurt W. Bernlohr
Title:	Senior Vice President

ATTEST:

By:	/S/ SHANA L. WALKER
Name:	Shana L. Walker

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/S/ BETH BROWN
Name:	Beth Brown
Title:	Senior Vice President

SCHEDULE A

(Effective December 1, 2010)

SUB-ADVISER shall manage a portion of the Mid Cap Growth Fund assets and shall be compensated as follows on that portion:

Covered Fund	Fee

Mid Cap Growth Fund	0.50% of the first $50 million;
0.475% of the next $50 million;
0.44% of the next $150 million;
0.35% on the excess over $250 million.